February 7, 2011
Amyris Fuels, LLC
5885 Hollis St., Suite 100
Emeryville, CA 94608

Attention:     Jeri Hilleman, CFO, Amyris Inc.
Tom Krivas, Vice President - Risk Management, Amyris Inc.

Re:    Amendment to Uncommitted Facility Letter
Ladies and Gentlemen:
We refer to the Uncommitted Facility Letter, dated as of November 25, 2008 (as amended, the “Uncommitted Facility Letter”), between BNP Paribas (the “Bank”) and Amyris Fuels, Inc. (predecessor in interest to Amyris Fuels, LLC, the “Borrower”). Unless otherwise defined, capitalized terms used in this Amendment to Uncommitted Facility Letter (this “Amendment”) have the meanings provided for in the Uncommitted Facility Letter.
Each of the undersigned hereby agrees that, effective as of January 14, 2011, the Uncommitted Facility Letter shall be amended as follows:
The section entitled “Availability and Maturity” of the Uncommitted Facility Letter is hereby amended by deleting the term “January 14, 2011” in the first sentence and inserting in lieu thereof “April 14, 2011.”
This Amendment is executed pursuant to the Uncommitted Facility Letter and shall be construed, administered and applied in accordance with all of the terms and provisions of the Uncommitted Facility Letter.
This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
This Amendment may be executed by the parties hereto in several counterparts, each of which when executed and delivered shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.
This Amendment shall not become effective until each of the following conditions precedent has been satisfied to our reasonable satisfaction and once such conditions precedent have been satisfied, this Amendment shall be deemed to be effective as of January 14, 2011:

1)	We have received fully executed original counterparts of this Amendment; and

2)	We shall have received the Minimum Compensation Fee of $44,971.

The Guarantor hereby confirms its agreement to this Amendment and ratifies its Guaranty by signing in the space provided below.

THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO NEW YORK CONFLICTS OF LAWS PRINCIPLES).
Except as expressly provided hereby, all of the representations, warranties, terms, covenants and conditions of the Uncommitted Facility Letter shall continue to be, and shall remain, in full force and effect in accordance with their respective terms and are hereby ratified, confirmed and remade as of the date hereof. The modifications set forth herein shall be limited precisely as provided for herein, and shall not be deemed to be a waiver of, consent to or modification of any other term or provision of the Uncommitted Facility Letter or of any term or provision of any other instrument referred to therein or herein, or of any transaction or further or future action on the part of the Borrower or any other person which would require the consent of the Bank under the Uncommitted Facility Letter or any such other instrument.
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

Sincerely,
BNP PARIBAS

By: /s/ Janet Koehne
Name: Janet Koehne
Title: Director

By: /s/ Jordan Nenoff
Name: Jordan Nenoff
Title: Director

We confirm our agreement to the foregoing:

AMYRIS FUELS, LLC

By: /s/ Thomas Krivas
Name: Thomas Krivas
Title: Assistant Secretary

Agreed to and acknowledged by Guarantor:
AMYRIS INC.
By: /s/ Jeryl Hilleman
Name: Jeryl Hilleman
Title: Chief Financial Officer